UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Woodfin Street Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (828) 259-3939

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events
On January 31, 2023, HomeTrust Bancshares, Inc. (“HomeTrust”) issued a press release announcing that HomeTrust has received the regulatory approvals, including approval from the Federal Reserve Bank of Richmond and the North Carolina Office of the Commissioner of Banks, necessary to complete the proposed merger of Quantum Capital Corp., a Georgia corporation (“Quantum”), with and into HomeTrust (the "Merger") pursuant to the Agreement and Plan of Merger, dated as of July 24, 2022 (the “Merger Agreement”), with HomeTrust surviving. Following the Merger, Quantum National Bank, the wholly owned subsidiary of Quantum, will be merged with and into HomeTrust Bank ("HomeTrust Bank"), a wholly owned subsidiary of HomeTrust, with HomeTrust Bank as the surviving bank. The closing of the Merger is expected to occur on or around February 13, 2023, subject to the satisfaction or waiver of the remaining closing conditions set forth in the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits
(a)    Not applicable.
(b)    Not applicable.
(c)    Not applicable.
(d)    The following exhibits are included with this Report:

Exhibit No.	Description
99.1	Press release dated January 31, 2023
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: January 31, 2023	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

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